Exhibit 99.1

Teladoc Health Reports Fourth-Quarter

and Full-Year 2019 Results

Year-over-year  Q4 revenue grows 27% to $156.5 million and total visits increase 44% to 1.2 million

Year-over-year full year revenue grows 32% to $553.3 million and total visits increase 57% to 4.1 million

Issues Initial 2020 guidance

PURCHASE, NY, February 26, 2020 — Teladoc Health, Inc. (NYSE: TDOC), the global leader in virtual care, today reported financial results for the fourth quarter and full year ending December  31, 2019.

“We demonstrated outstanding performance in the fourth quarter and full year of 2019 as we reported record results that were at the high end or exceeded our expectations on all key metrics. Our diversified growth strategies are driving strong growth across our channels,” said Jason Gorevic, chief executive officer. “Looking forward, we are well positioned with significant momentum to extend our leadership position and to meet the increasing demand for our comprehensive service offering.”

Financial Highlights for the Fourth Quarter and Full Year Ended December  31, 2019

Revenue
($ thousands)
	Quarter Ended		Year over Year	Year Ended		Year over Year
	December 31,		Growth	December 31,		Growth
	2019	2018		2019	2018
Subscription Access Fees Revenue
U.S.	$98,052	$78,340	25%	$356,656	$277,091	29%
International	28,924	24,362	19%	106,640	73,693	45%
Total	126,976	102,702	24%	463,296	350,784	32%

Visit Fee Revenue
U.S. Paid Visits	21,265	15,752	35%	68,738	53,074	30%
U.S. Visit Fee Only	7,957	3,751	112%	19,931	12,508	59%
International Paid Visits	291	536	(46)%	1,342	1,541	(13)%
Total	29,513	20,039	47%	90,011	67,123	34%

Total Revenue*	$156,489	$122,741	27%	$553,307	$417,907	32%

*Organic fourth-quarter 2019 revenue, excluding MedecinDirect, increased by 27 percent year over year.
Organic full year ended 2019 revenue, excluding Advance Medical and MedecinDirect, increased by 24 percent year over year.

Membership & Visit Fee Only Access
(millions)
	Year Ended		Year over Year
	December 31,		Growth
	2019	2018
Total U.S. Paid Membership	36.7	22.8	61.1%

Total U.S. Visit Fee Only Access	19.3	9.5	104.2%

Visits
(thousands)											Quarter		Full Year
											Year over Year		Year over Year
	2019					2018					Growth		Growth
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Paid Visits from U.S. Paid Membership	365	291	278	441	1,375	298	218	202	302	1,020	46%		35%
Percent of Paid Visits from U.S. Paid Membership	51%	48%	45%	52%	49%	54%	50%	46%	50%	50%	4%		(2)%
Visits Included from U.S. Paid Membership	353	319	344	409	1,425	256	218	237	305	1,016	34%		40%

Total Visits from U.S. Paid Membership	718	610	622	850	2,800	554	436	439	607	2,036	40%		38%

U.S. Visit Fee Only	63	54	62	125	304	51	37	36	49	173	154%		76%

International Visits	282	244	244	264	1,034	1	60	166	205	432	29%		139%
Total Visits	1,063	908	928	1,239	4,138	606	533	641	861	2,641	44%		57%

Utilization	11.00%	9.10%	7.98%	9.49%	9.34%	10.90%	8.04%	7.81%	10.75%	9.35%	(126)	pt	1	pt

•

Net loss was $(19.0) million for the fourth quarter 2019 compared to $(24.9) million for the fourth quarter 2018. Net loss was $(98.9) million for the full year 2019 compared to $(97.1) million for the full year 2018.

•

Net loss per basic and diluted share was $(0.26) for the fourth quarter 2019 compared to $(0.35) for the fourth quarter 2018.  Net loss per basic and diluted share was $(1.38) for the full year 2019 compared to $(1.47) for the full year 2018.

•

Gross margin was 64.6 percent for the fourth quarter 2019 compared to 67.4 percent for the fourth quarter 2018. Gross margin was 66.7 percent for the full year 2019 compared to 69.2 percent for the full year 2018.

•

EBITDA was $(5.7) million for the fourth quarter 2019 compared to $(8.3) million for the fourth quarter 2018. EBITDA was $(41.5) million for the full year 2019 compared to $(35.3) million for the full year 2018.

•

Adjusted EBITDA was a positive $15.2 million for the fourth quarter 2019 compared to a positive $5.8 million for the fourth quarter 2018. Adjusted EBITDA was a positive $31.8 million for the full year 2019 compared to a positive $13.4 million for the full year 2018.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Teladoc Health provides guidance based on current market conditions and expectations.

For the first-quarter 2020, we expect:

•	Total revenue to be in the range of $169 million to $172 million.
•	EBITDA loss to be in the range of $(9) million to $(7) million.
•	Adjusted EBITDA to be in the range of $9 million to $11 million.
•	Total U.S. paid membership to be approximately 40 million to 41 million members and visit-fee-only access to be available to approximately 19.2 million individuals.
•	Total visits to be between 1.4 million and 1.6 million.
•	Net loss per share, based on 73.1 million weighted average shares outstanding, to be between $(0.37) and $(0.34).

For the full-year 2020,  we expect:

•	Total revenue to be in the range of $695 million to $710 million.
•	EBITDA loss to be in the range of $(15) million to $(5) million.
•	Adjusted EBITDA to be in the range of positive $60 million to $70 million.
•	Total U.S. paid membership to be approximately 43 million to 45 million members and visit-fee-only access to be available to approximately 19 to 20 million individuals.
•	Total visits to be between 5.5 million to 5.9 million.
•	Net loss per share, based on 73.7 million weighted average shares outstanding, to be between $(1.19) and $(1.06).

Quarterly Conference Call

The fourth quarter and full year 2019 earnings conference call and webcast will be held Wednesday, February 26, 2020 at 4:30 p.m. EST. The conference call can be accessed by dialing 1-833-241-4255 for U.S. participants, or 1-647-689-4206 for international participants, and including the following Conference ID Number: 5049316 to expedite caller registration; or via a live audio webcast available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A webcast replay will be available for on-demand listening shortly after the completion of the call at the same web link.

About Teladoc Health

A mission-driven organization, Teladoc Health, Inc. is successfully transforming how people access and experience healthcare, with a focus on high quality, lower costs, and improved outcomes around the world. The company’s award-winning, integrated clinical solutions are inclusive of telehealth, expert medical services, AI and analytics, and licensable platform services. With more than 2,400 employees, the organization delivers care in more than  175 countries and in more than 40 languages, partnering with employers, hospitals and health systems, and insurers to transform care delivery. For more information, please visit www.teladochealth.com or follow @TeladocHealth on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data, unaudited)

	December 31,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$514,353	$423,989
Short-term investments	2,711	54,545
Accounts receivable, net of allowance of $3,787 and $3,382, respectively	56,948	43,571
Prepaid expenses and other current assets	13,990	10,631
Total current assets	588,002	532,736
Property and equipment, net	10,296	10,148
Goodwill	746,079	737,197
Intangible assets, net	225,453	247,394
Operating lease - right-of-use assets	26,452	0
Other assets	6,545	1,401
Total assets	$1,602,827	$1,528,876
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,075	$7,769
Accrued expenses and other current liabilities	49,848	26,801
Accrued compensation	31,258	27,869
Total current liabilities	90,181	62,439
Other liabilities	11,539	6,191
Operating lease liabilities, net of current portion	24,994	0
Deferred taxes	21,678	32,444
Convertible senior notes, net	440,410	414,683
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 150,000,000 shares authorized as of December 31, 2019 and 2018; 72,761,941 shares and 70,516,249 shares issued and outstanding as of December 31, 2019 and 2018, respectively	73	70
Additional paid-in capital	1,538,716	1,434,780
Accumulated deficit	(507,525)	(408,661)
Accumulated other comprehensive loss	(17,239)	(13,070)
Total stockholders’ equity	1,014,025	1,013,119
Total liabilities and stockholders’ equity	$1,602,827	$1,528,876

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$156,489	$122,741	$553,307	$417,907
Expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	55,355	40,028	184,465	128,735
Operating expenses:
Advertising and marketing	25,356	23,555	109,697	85,109
Sales	16,751	14,509	64,915	59,154
Technology and development	16,246	13,544	64,644	54,373
Legal and regulatory	1,523	1,490	6,762	3,981
Acquisition and integration related costs	2,477	1,434	6,620	10,391
Gain on sale	0	0	0	(5,500)
General and administrative	44,482	36,461	157,694	116,916
Depreciation and amortization	9,887	9,557	38,952	35,602
Total expenses	172,077	140,578	633,749	488,761
Loss from operations	(15,588)	(17,837)	(80,442)	(70,854)
Interest expense, net	7,581	6,663	29,013	26,112
Net loss before taxes	(23,169)	(24,500)	(109,455)	(96,966)
Income tax benefit	(4,125)	379	(10,591)	118
Net loss	$(19,044)	$(24,879)	$(98,864)	$(97,084)

Net loss per share, basic and diluted	$(0.26)	$(0.35)	$(1.38)	$(1.47)

Weighted-average shares used to compute basic and diluted net loss per share	72,564,855	70,239,511	71,844,535	65,844,908

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Year Ended December 31,
	2019	2018
Cash flows provided by (used in) operating activities:
Net loss	$(98,864)	$(97,084)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	44,952	35,602
Allowance for doubtful accounts	2,665	2,243
Stock-based compensation	66,702	43,769
Deferred income taxes	(10,868)	(2,247)
Accretion of interest	25,438	19,487
Gain on sale	0	(5,500)
Changes in operating assets and liabilities:
Accounts receivable	(15,884)	(10,931)
Prepaid expenses and other current assets	(2,685)	(2,612)
Other assets	(105)	(414)
Accounts payable	905	(391)
Accrued expenses and other current liabilities	14,841	3,993
Accrued compensation	4,546	8,480
Operating lease liabilities	(2,417)	0
Other liabilities	643	745
Net cash provided by (used in) operating activities	29,869	(4,860)
Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(3,510)	(4,011)
Purchase of internal-use software	(7,390)	(4,396)
Purchase of marketable securities	0	(56,347)
Proceeds from marketable securities	52,100	84,170
Sale of assets	(0)	5,530
Investment in securities	(5,000)	0
Acquisition of business, net of cash acquired	(11,187)	(282,442)
Net cash provided by (used in) investing activities	25,013	(257,496)
Cash flows provided by financing activities:
Net proceeds from the exercise of stock options	33,283	31,322
Proceeds from issuance of convertible notes	0	279,152
Proceeds from borrowing under bank and other debt	0	10
Proceeds from issuance of common stock	0	330,843
Proceeds from employee stock purchase plan	3,380	2,564
Cash (paid) received for withholding taxes on stock-based compensation, net	(1,569)	1,721
Net cash provided by financing activities	35,094	645,612
Net increase in cash and cash equivalents	89,976	383,256
Foreign exchange difference	388	(2,084)
Cash and cash equivalents at beginning of the period	423,989	42,817
Cash and cash equivalents at end of the period	$514,353	$423,989

Income taxes paid	$1,310	$441

Interest paid	$12,224	$10,303

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use gross margin, EBITDA and Adjusted EBITDA, which are non-U.S. GAAP financial measures to clarify and enhance an understanding of past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize Adjusted EBITDA as the primary measure of our performance.

Gross margin is our total revenue minus our total cost of revenue (exclusive of depreciation and amortization shown separately) as a percentage of our total revenue. We believe that it provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

EBITDA consists of net loss before interest, taxes, depreciation and amortization. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, gain on sale and acquisition and integration related costs. We believe that making such adjustment provides investors meaningful information to understand our results of operations and the ability to analyze financial and business trends on a period-to-period basis.

We believe the above financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term gross margin, EBITDA and Adjusted EBITDA may vary from that of others in our industry. Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Gross margin, EBITDA and Adjusted EBITDA have important limitation as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•

Gross margin has been and will continue to be affected by a number of factors, including the fees we charge our Clients, the number of visits and cases we complete the costs paid to Providers and medical experts as well as the costs of our provider network operations center;

•	Gross margin does not reflect the significant depreciation and amortization to cost of revenue;
•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense on our debt;
•	EBITDA and Adjusted EBITDA eliminate the impact of income taxes on our results of operations;
•	Adjusted EBITDA does not reflect the significant gain on sale of certain non-core business contracts;
•	Adjusted EBITDA does not reflect the significant acquisition and integration related costs related to mergers and acquisitions;

•	Adjusted EBITDA does not reflect the significant non-cash stock compensation expense which should be viewed as a component of recurring operating costs; and
•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting the usefulness of EBITDA and Adjusted EBITDA as comparative measures.

In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and gross margin, EBITDA and Adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using gross margin, EBITDA and Adjusted EBITDA along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. Such U.S. GAAP measurements include net loss, net loss per share and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of gross margin, EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

Reconciliation of EBITDA and Adjusted EBITDA to Net Loss

(In thousands, unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net loss	$(19,043)	$(24,879)	$(98,864)	$(97,084)
Add:
Interest expense, net	7,581	6,663	29,013	26,112
Income tax benefit	(4,125)	379	(10,591)	118
Depreciation expense	682	939	3,382	4,057
Amortization expense	9,205	8,618	35,570	31,545
EBITDA	(5,700)	(8,280)	(41,490)	(35,252)
Stock-based compensation	18,457	12,683	66,702	43,769
Gain on sale	0	0	0	(5,500)
Acquisition and integration related costs	2,477	1,434	6,620	10,391
Adjusted EBITDA	$15,234	$5,837	$31,832	$13,408

Media:

Courtney McLeod

914-265-6789

cmcleod@teladochealth.com

Investors:
Patrick Feeley

914-265-7925

pfeeley@teladochealth.com